UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 19, 2005, the California Supreme Court denied the Company’s petition to review a decision rendered by the California Court of Appeals in Robert Krumme, On Behalf Of The General Public vs. Mercury Insurance Company, Mercury Casualty Company, and California Automobile Insurance Company. In October 2004, the California Court of Appeals upheld the judgment of the San Francisco Superior Court, rendered in April 2003, in which the trial court ruled that the brokers involved in the suit were agents of the Company, and upheld an injunction, issued by the trial court in May 2003, that prevents the Company from (a) selling auto or homeowners insurance through any producer that is not appointed as an agent under Insurance Code, Section 1704, (b) selling auto or homeowners insurance through any producer that charges broker fees and (c) engaging in comparative rate advertising and failing to disclose the possibility that a broker fee may be charged. After the trial court decision, the Company changed its comparative rate advertising and now discloses the possibility that broker fees may be charged.

As a result of the California Supreme Court’s decision, the stay of the trial court’s injunction that was in place during the appeals process for all but the advertising aspects of the trial court’s decision will be lifted and the injunction will be effective against the Company. The Company is continuing its discussions with plaintiff’s counsel and the California Department of Insurance regarding possible changes to its business practices in response to the trial court’s ruling. Based on these possible revised business practices and other changes the Company has implemented, the Company hopes to avoid any requirement that it appoint brokers doing business with the Company as agents.

If unsuccessful in its efforts, the Company will be prohibited in the state of California from selling auto or homeowners insurance policies through any producer that is not appointed as an agent of the Company or any producer that charges broker fees. As a result of this prohibition, the Company’s producers with broker appointments will be appointed as agents of the Company. As agents, they will be prohibited from collecting broker fees and may choose to place new business with other competing insurance companies where they may be allowed to collect broker fees. Such a result may put the Company at a competitive disadvantage in the California insurance market, and may materially limit the Company’s growth in California and adversely affect its business, results of operations, liquidity and financial condition. The Company intends to implement revised business practices that it believes will be similar to those of other insurers that utilize the broker market in California. In addition to the changes in business practices, the Company will review other alternatives to secure treatment equivalent to other similar insurers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer